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                                                                Exhibit 23.1


                      CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in this Registration Statement on Form S-4 of our report dated May 4, 1999, except as to the fourth paragraph of Note 1 which is as of August 3, 1999, relating to the consolidated financial statements of Blockbuster Inc., which appears in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
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Dallas, Texas
December 13, 1999